UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015

Omnicare, Inc.
 (Exact name of Registrant as specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1-8269	31-1001351
(Commission File Number)	(I.R.S. Employer Identification No.)

900 Omnicare Center 201 East 4th Street Cincinnati, Ohio 45202
(Address of Principal Executive Offices, Including Zip Code)

(513) 719-2600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On June 1, 2015, Omnicare, Inc. (the “Company”) held its Annual Meeting of Stockholders for which the Company’s Board of Directors solicited proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.
At the Annual Meeting, the Company’s stockholders (1) elected nine directors to serve on the Board of Directors, (2) approved, on an advisory basis, the compensation of the Company’s named executive officers and (3) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2015. Set forth below are the final voting results for these proposals, each of which were described in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on April 17, 2015:

1.	The election of nine directors to serve on the Company’s Board of Directors.

Nominee	For	Against	Abstain	Broker Non-Votes
John L. Bernbach	81,335,222	1,327,033	312,900	3,150,918
James G. Carlson	82,475,147	188,762	311,246	3,150,918
Mark A. Emmert	82,459,555	211,791	303,809	3,150,918
Steven J. Heyer	81,235,621	1,431,754	307,780	3,150,918
Sam R. Leno	82,425,201	237,009	312,945	3,150,918
Nitin Sahney	82,450,176	257,034	267,945	3,150,918
Barry P. Schochet	82,471,734	191,386	312,035	3,150,918
James D. Shelton	71,618,748	11,104,633	251,774	3,150,918
Amy Wallman	81,737,201	933,454	304,500	3,150,918

2.	The approval, on an advisory basis, of the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
81,755,313	889,836	330,006	3,150,918

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2015.

For	Against	Abstain	Broker Non-Votes
85,236,762	618,183	271,128	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC. By: /s/ Alexander M. Kayne
Alexander M. Kayne Senior Vice President, General Counsel and Secretary

Dated:  June 5, 2015